   As filed with the Securities and Exchange Commission on September 13, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          HCC INSURANCE HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                     76-0336636
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                  Identification Number)

       13403 NORTHWEST FREEWAY                             77040-6094
           HOUSTON, TEXAS                                  (Zip Code)
(Address of Principal Executive Offices)

                          HCC INSURANCE HOLDINGS, INC.
                          2001 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)

                                 STEPHEN L. WAY
                             13403 NORTHWEST FREEWAY
                            HOUSTON, TEXAS 77040-6094
                                 (713) 690-7300
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                   Copies to:

         ARTHUR S. BERNER, ESQ.                CHRISTOPHER L. MARTIN, ESQ.
         HAYNES AND BOONE, LLP                   13403 NORTHWEST FREEWAY
   1000 LOUISIANA STREET, SUITE 4300            HOUSTON, TEXAS 77040-6094
          HOUSTON, TEXAS 77002                        (713) 690-7300
             (713) 547-2526

--------------------------------------------------------------------------------------------------------------------

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
           TO BE REGISTERED               REGISTERED(1)           SHARE                  PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00           5,500,000 shares        $ 23.50(2)         $ 129,250,000(2)       $ 11,891
====================================================================================================================

 (1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

(2) Computed pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the New York Stock Exchange on September 6, 2002 ($23.50).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

     o   Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     o   Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     o   Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

     o All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001

     o The description of common stock contained in our Registration Statement on Form S-1, filed with the Commission on October 27, 1992 (Registration No. 33-48737), including any future amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plans have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, including an employee benefit plan. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, except that no indemnification shall be made in connection with any action or suit by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court deems proper. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145 also provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145 further provides that any indemnification (unless ordered by a court) must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination must be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 145 also provides that expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

         Section 145 further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Article IX of the our Certificate of Incorporation, as amended and restated, requires us to indemnify our directors and officers to the extent permitted under Section 145.

         Article VIII of the our Bylaws also provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with provisions corresponding to
Section 145. However, such Article requires that the determination of whether a person is entitled to indemnification is to be made, unless ordered by a court:
(i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by our stockholders. Further, our Bylaws provide that any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was our employee or agent, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and who desires indemnification shall make written application for such indemnification to the board of directors for its determination that indemnification is appropriate, and if so, to what extent.

         Section 145 further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the authority to indemnify him against such liability and expenses under the provisions described in the preceding paragraphs. We maintain liability insurance covering our directors and officers.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Article X of our Certificate of Incorporation eliminates liability of our directors to us or our shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

         The foregoing discussion is qualified in its entirety by reference to the General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith.



EXHIBIT
NUMBER                                 DESCRIPTION

   4.1 Specimen of Common Stock certificate, $1.00 par value, of HCC Insurance Holdings, Inc. (a)

  *5.1   Opinion of Haynes and Boone, LLP, counsel for HCC Insurance Holdings,
         Inc.

 *23.1   Consent of PricewaterhouseCoopers LLP.

 *23.2   Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

 *24.1 Powers of Attorney (included on signature page to this registration statement).

 *99.1   HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan, as amended.

----------

(a) Incorporated by reference to our Registration Statement on Form S-1, filed with the Commission on October 27, 1992 (Registration No. 33-48737), and all amendments thereto.

ITEM 9. UNDERTAKINGS.

(a)      We hereby undertake:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to
              Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 22, 2002.

                                           HCC INSURANCE HOLDINGS, INC.

                                           By: /s/ Stephen L. Way
                                              ----------------------------------
                                                    Stephen L. Way,
                                                    Chairman of the Board
                                                    and Chief Executive Officer

         Each of the undersigned constitutes and appoints Stephen L. Way and Christopher L. Martin, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                                         DATE
---------                           -----                                                         ----
/s/ Stephen L. Way                  Chairman of the Board of Directors and Chief          August 22, 2002
-------------------------------     Executive Officer (Principal Executive Officer)
Stephen L. Way

/s/ Frank J. Bramanti               Director                                              August 22, 2002
-------------------------------
Frank J. Bramanti

/s/ Marvin P. Bush                  Director                                              August 22, 2002
-------------------------------
Marvin P. Bush

/s/ Patrick B. Collins              Director                                              August 22, 2002
-------------------------------
Patrick B. Collins

/s/ James R. Crane                  Director                                              August 22, 2002
-------------------------------
James R. Crane

/s/ J. Robert Dickerson             Director                                              August 22, 2002
-------------------------------
J. Robert Dickerson

/s/ Edward H. Ellis, Jr.            Director, Senior Vice President and Chief Financial   August 22, 2002
-------------------------------     Officer (Chief Accounting Officer)
Edward H. Ellis, Jr.

/s/ James C. Flagg, Ph.D.           Director                                              August 22, 2002
-------------------------------
James C. Flagg, Ph.D.

/s/ Edwin H. Frank, III             Director                                              August 22, 2002
-------------------------------
Edwin H. Frank, III

/s/ Allan W. Fulkerson              Director                                              August 22, 2002
-------------------------------
Allan W. Fulkerson

/s/ Walter J. Lack                  Director                                              August 22, 2002
-------------------------------
Walter J. Lack

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   4.1   Specimen of Common Stock certificate, $1.00 par value, of HCC Insurance
         Holdings, Inc. (a)

  *5.1   Opinion of Haynes and Boone, LLP, counsel for HCC Insurance Holdings,
         Inc.

 *23.1   Consent of PricewaterhouseCoopers LLP.

 *23.2   Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

 *24.1 Powers of Attorney (included on signature page to this registration statement).

 *99.1   HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan, as amended.

----------

(a) Incorporated by reference to our Registration Statement on Form S-1, filed with the Commission on October 27, 1992 (Registration No. 33-48737), and all amendments thereto.